UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2021

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	14-1916687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Global Select Market
Warrants to purchase one share of common stock, each at an exercise price of $11.50	ASTRW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 12, 2021, Astra Space, Inc. (the "Company") issued a press release announcing its unaudited financial results for the second fiscal quarter ended June 30, 2021.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 2.02 of this Current Report (including the press release furnished as an exhibit hereto) shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director Appointment

Effective August 10, 2021, the Board of Directors (the "Board") of the Company appointed Lisa Nelson, 45, as an independent director and as a member of the Audit Committee.

Ms. Nelson has extensive knowledge and depth of experiences both as a strategic and operational leader and has developed valuable perspective in matters of digital transformation, business growth strategy and risk management. Ms. Nelson has served in different management positions at several Global 500 companies around the world. Ms. Nelson was most recently at Microsoft from August 2005 to October 2019 where she held executive roles across corporate accounting, investor relations, finance and business development. While at Microsoft, Ms. Nelson co-founded Microsoft’s first venture fund, M12, and served as Managing Director for three years before retiring from the company. Following her retirement from Microsoft, she has served as an advisor and director to a number of global businesses and charitable organizations. Currently, she is a member of the board of directors of the following organizations: Transforming Age (since July 2020), DNA Seattle (since June 2021) and Kuelap Inc. (since June 2021). She also serves on the advisory boards of Flying Fish Partners (since July 2020), Movac, a venture capital fund in New Zealand (since July 2020), Brooks Running (since January 2021), amongst others. She is also Edmund Hillary Fellow.

Ms. Nelson is a certified public accountant licensed in the State of Washington and holds a B.A. in Business Administration from the University of Washington. Ms. Nelson’s qualifications to serve on our Board, and a member of audit committee, include her career in senior financial management positions with, and on the board of directors of, technology and financial services companies, and her education and training as an accounting professional.

Ms. Nelson does not have any family relationships with any of our executive officers or directors. There are no arrangements or understandings between Ms. Nelson and any other person pursuant to which she was appointed to serve on the Board. Ms. Nelson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

For her service as director, Ms. Nelson will receive compensation consistent with the standard compensation arrangements for non-employee directors, as described in the Company's Form 8-K filed with the Securities and Exchange Commission on August 11, 2021.

Ms. Nelson is entitled to an annual retainer of $250,000, which will be paid in a combination of no more than $87,500 in cash and the issuance of stock options and/or restricted stock units having a value equal to at least $162,500. She will also receive an annual retainer fee of $10,000 for her services as a member of Audit Committee.

Item 8.01 Other events

On August 12, 2021, the Company issued a press release announcing the appointment of Ms. Nelson to the Board. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated August 12, 2021, announcing results of operations and financial condition.
99.2	Press release dated August 12, 2021, announcing appointment of new director.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Astra Space, Inc.

Date	August 12, 2021	By:	/s/ Kelyn J. Brannon
		Name	Kelyn J. Brannon
		Title	Chief Financial Officer